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On the Issue Date specified, Ford Motor Credit Company ("Ford Credit") will issue the series of its Continuously Offered Bonds for
Retail Accounts Due Nine Months or More from the Date of Issue described below.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below.  After the initial public offering of each series, the offering price for that series may be changed.

                                    Filed under Rule 424(b)(3), Registration Statement No. 333-86832
                                              Pricing Supplement No. 4, dated July 29, 2002
                            (To prospectus dated May 17, 2002, and prospectus supplement dated June 7, 2002)

                                                      Ford Motor Credit Company
                                          Continuously Offered Bonds for Retail Accounts
                                          Due Nine Months or More from the Date of Issue


 CUSIP                                Price to        Interest Rate per        Interest         Stated Maturity        Survivor's
Number        Price to Public1       Purchasing             Annum          Payment Frequency         Date                Option
                                       Agent1
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34539C CL4       100.0%               99.6125%             4.800%              Monthly           August 20, 2004            YES

Redemption Information:  N/A
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34539C CM2       100.0%               99.3875%             5.400%              Monthly           August 22, 2005            YES

Redemption Information:  N/A
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34539C CN0       100.0%               99.2625%             5.800%              Monthly           August 21, 2006            YES

Redemption Information: Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2003.  See the prospectus supplement for further information.
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34539C CP5       100.0%               99.0250%             6.000%              Monthly           August 20, 2007            YES

Redemption Information:  N/A
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34539C CQ3       100.0%               98.8250%             6.800%              Quarterly         August 20, 2009            YES

Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2004.  See the prospectus supplement for further information.
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34539C CR1       100.0%               98.5250%             7.000%              Quarterly         August 20, 2012            YES

Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2004.  See the prospectus supplement for further information.
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34539C CS9       100.0%               97.5000%             7.500%              Quarterly         August 20, 2032            YES

Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2007.  See the prospectus supplement for further information.
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           Trade Date:   July 29, 2002                                                                      Merrill Lynch & Co.
           Issue Date:   August 7, 2002                                                                      Purchasing Agent
           Minimum Denominations/Increments: $1,000/$1,000                                                  Acting as Principal
           All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without
           accrued interest, in book-entry form only through DTC.
           DTC Participant Number:  5132
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1 Expressed as a percentage of the aggregate principal amount.